EXHIBIT 99.1

Data Storage Corporation Reports 2024 Fiscal Year Financial Results and
Provides Business Update

●	Expanded CloudFirst platform in 2024 with 4 new Tier III data centers (UK & Chicago), totaling 10 globally to enhance multi-cloud and continuity services across North America and Europe

●	Completed Flagship Solutions Group integration into CloudFirst, boosting efficiency and cross-sell potential to clients; secured major 2024 contracts across motorsports, insurance, healthcare, and education sectors

●	Net income improved by approximately 71% for the 2024 fiscal year compared to 2023 fiscal year and achieved Adjusted EBITDA* of $2.37 million for 2024

●	Ends 2024 with $12.3 million in cash and marketable securities and no long-term debt

●	Conference Call to be held today at 11:00 am ET

MELVILLE, N.Y., March 31, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a leading provider of multi-cloud hosting, managed cloud services, disaster recovery, cybersecurity, and IT automation, with direct connection to AWS, Microsoft Azure, and Google Cloud, today provided a business update and reported financial results for the year ended December 31, 2024.

“We made consistent progress in 2024 — both financially and strategically,” said Chuck Piluso, CEO of Data Storage Corporation. “To start, total revenue for the year increased to $25.4 million, a modest 2% gain from 2023, reflecting a shift from lower-margin, one-time equipment sales toward long term, recurring subscription revenue streams. This strategy builds on our already $39.2 million remaining contract value with disaster recovery and cloud hosting solutions. Importantly, we ended the year with an estimated $22 million Annual Recurring Revenue run rate, demonstrating the scalability and consistency of our subscription-based model with over 80% of our revenue recurring. Furthermore, net income rose approximately 71% to $513 thousand, while Adjusted EBITDA* increased to $2.37 million — both strong indicators of improved margins and greater operational efficiency. Finally, with $12.3 million in cash and marketable securities and no long-term debt, we remain well-positioned to invest in future growth.”

“In 2024, we also took steps to expand our footprint. Internationally, we launched CloudFirst Europe Ltd. supported by three Tier III data centers in the UK through three strategic partnerships. This expansion positions us to provide our Power platform serving clients across the U.S., Canada, and the UK — we are one of the few single source global providers. To lead our European operations, we appointed Colin Freeman as Managing Director, and early traction in the region has been promising. Domestically, we added a Tier III data center in Chicago, bringing our total to ten global sites while enhancing redundancy and performance across North America.”

“We also completed the full integration of our Flagship Solutions Group subsidiary into our CloudFirst Technologies subsidiary, which has streamlined operations and improved our ability to deliver integrated cloud and managed services to clients. Key new contracts in 2024 included engagements with a Canadian division of a major motorsports manufacturer, a billion-dollar insurance provider, and a U.S. medical center — each reflecting our strength in delivering compliant, mission-critical high processing infrastructure solutions.”

“Overall, 2024 was a year of meaningful execution across all fronts. We advanced our shift to a high-margin, recurring revenue model, expanded into new international markets, strengthened our infrastructure, and delivered improved financial results. These accomplishments reinforce our long-term vision and position us to scale further in 2025 and beyond as demand for compliant, enterprise-grade cloud solutions continues to rise globally.”

Conference Call

The Company plans will host a conference call at 11:00 a.m. Eastern Time on Monday, March 31, 2025, to discuss the Company’s financial results for the 2024 fiscal year which ended December 31, 2024, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or for international callers +1-201-689-8852. A webcast of the call may be accessed at  DSC 2024 Fiscal Year Earnings Call or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through September 30, 2025. A telephone replay of the call will be available approximately three hours following the call, through April 7, 2025, and can be accessed by dialing 877-660-6853 for U.S. callers or + 1-201-612-7415 for international callers and entering conference ID: 13751220.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) through its subsidiaries is a leading provider of multi-cloud hosting, fully managed cloud services, disaster recovery, cybersecurity, IT automation, and voice & data solutions. Recognizing that data migration is a critical step in transitioning from on-premises systems to the cloud, DSC provides comprehensive migration services to ensure seamless, secure, and efficient data transfer, minimizing downtime and optimizing performance.

Through its owned and operated cloud platform, built on IBM Power Cloud infrastructure, DSC delivers high-performance, scalable, and secure cloud solutions with interoperability across its infrastructure partners, AWS, Microsoft Azure, and Google Cloud.

With data centers supporting its CloudFirst platform deployments across the United States, Canada, and the United Kingdom, DSC provides mission-critical solutions to a diverse clientele, including Fortune 500 companies, government agencies, educational institutions, and healthcare organizations.

As a leader in the multi-billion-dollar cloud hosting and business continuity market, DTST is recognized for its expertise in cloud infrastructure, IT modernization, and data migration, enabling clients to transition to the cloud with confidence and operational continuity.

For more information, please visit www.dtst.com or follow us on X @DataStorageCorp.

*Adjusted EBITDA is a non-GAAP measure. Please refer to the Company’s financial disclosures for a reconciliation to the most directly comparable GAAP measure.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding being well-positioned to invest in future growth, the Company’s Power platform serving clients across the U.S., Canada and the UK and the Company’s recent accomplishments positioning it to scale further in 2025 and beyond as demand for compliant, enterprise-grade cloud solutions continues to rise globally, and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to grow its presence in Europe, the Company being well-positioned to invest in future growth, the Company’s successful transition from on-premises systems to the cloud, and DSC delivering high-performance, scalable, and secure cloud solutions with interoperability across its infrastructure partners. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash	$1,070,097	$1,428,730
Accounts receivable (less allowance for credit losses of $31,472 and $7,915 in 2024 and 2023, respectively)	2,225,458	1,259,972
Marketable securities	11,261,006	11,318,196
Prepaid expenses and other current assets	859,502	513,175
Total Current Assets	15,416,063	14,520,073

Property and Equipment:
Property and equipment	9,598,963	7,838,225
Less—Accumulated depreciation	(6,159,307)	(5,105,451)
Net Property and Equipment	3,439,656	2,732,774

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	575,380	62,981
Other assets	183,439	48,436
Intangible assets, net	1,427,006	1,698,084
Total Other Assets	6,424,496	6,048,172

Total Assets	$25,280,215	$23,301,019

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$3,183,379	$2,608,938
Deferred revenue	212,390	336,201
Finance leases payable	17,641	263,600
Finance leases payable related party	33,879	235,944
Operating lease liabilities short term	98,860	63,983
Total Current Liabilities	3,546,149	3,508,666

Operating lease liabilities	523,070	—
Finance leases payable	—	17,641
Finance leases payable related party	—	20,297
Deferred Tax Liability	39,031	—
Total Long-Term Liabilities	562,101	37,938

Total Liabilities	4,108,250	3,546,604

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, par value $.001; 10,000,000 shares authorized; 1,401,786 designated as Series A Preferred Stock, par value $.001; 0 shares issued and outstanding on December 31, 2024 and 2023	—	—
Common stock, par value $.001; 250,000,000 shares authorized; 7,045,108 and 6,880,460 shares issued and outstanding on December 31, 2024 and 2023, respectively	7,045	6,881
Additional paid in capital	40,417,813	39,490,285
Accumulated deficit	(18,982,589)	(19,505,803)
Accumulated other comprehensive loss	(23,214)	—
Total Data Storage Corporation Stockholders’ Equity	21,419,055	19,991,363
Non-controlling interest in consolidated subsidiary	(247,090)	(236,948)
Total Stockholders’ Equity	21,171,965	19,754,415
Total Liabilities and Stockholders’ Equity	$25,280,215	$23,301,019

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2024	2023

Sales	$25,371,303	$24,959,576

Cost of sales	14,267,936	15,383,251

Gross Profit	11,103,367	9,576,325

Selling, general and administrative	11,023,476	9,744,736

Income (loss) from Operations	79,891	(168,411)

Other Income (Expense)
Interest income	592,819	542,229
Interest expense	(119,008)	(74,502)
Loss on disposal of equipment	(1,599)	—
Total Other Income	472,212	467,727

Income before provision for income taxes	552,103	299,316

Provision for income taxes	(39,031)	—

Net Income	513,072	299,316

Loss in Non-controlling interest in consolidated subsidiary	10,142	82,259

Net Income Attributable to Common Stockholders	$523,214	$381,575

Earnings per Share – Basic	$0.08	$0.06
Earnings per Share – Diluted	$0.07	$0.05
Weighted Average Number of Shares – Basic	6,931,399	6,841,094
Weighted Average Number of Shares – Diluted	7,347,779	7,424,228

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$513,072	$299,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,350,238	1,301,594
Stock based compensation	794,687	506,205
Change in expected credit losses	45,394	119,524
Loss on disposal of equipment	1,599	—
Changes in Assets and Liabilities:
Accounts receivable	(1,010,880)	2,123,340
Other assets	(135,003)	—
Prepaid expenses and other current assets	(347,717)	71,491
Right of use asset	135,559	163,520
Accounts payable and accrued expenses	567,930	(598,638)
Deferred revenue	(123,811)	55,141
Deferred tax liability	39,031	—
Operating lease liability	(90,010)	(168,446)
Net Cash Provided by Operating Activities	1,740,089	3,873,047
Cash Flows from Investing Activities:
Capital expenditures	(1,800,364)	(1,545,017)
Purchase of marketable securities	(842,810)	(2,307,228)
Sale of marketable securities	900,000	—
Net Cash Used in Investing Activities	(1,743,174)	(3,852,245)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(222,362)	(520,624)
Repayments of finance lease obligations	(263,600)	(359,869)
Cash received for the exercise of stock options	133,005	1,699
Net Cash Used in Financing Activities	(352,957)	(878,794)

Effect of exchange rates on cash	(2,591)	—

Decrease in Cash	(358,633)	(857,992)

Cash, Beginning of Year	1,428,730	2,286,722

Cash, End of Year	$1,070,097	$1,428,730
Supplemental Disclosures:
Cash paid for interest	$23,549	$65,057
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Assets acquired by operating lease	$647,958	$—

The following table shows the Company’s reconciliation of net income (loss) to adjusted EBITDA for the years ended December 31, 2024, and 2023:

For the year ended December 31, 2024

	CloudFirst Technologies	CloudFirst Europe Ltd.	Nexxis Inc.	Corporate	Total

Net income (loss)	$3,562,622	$(290,219)	$(93,514)	$(2,665,817)	$513,072

Non-GAAP adjustments:
Depreciation and amortization	1,348,534	79	850	775	1,350,238
Sales tax settlement	142,021	—	—	—	142,021
Interest income	—	—	—	(592,819)	(592,819)
Interest expense	119,008	—	—	—	119,008
Provision for income tax	—	—	—	39,031	39,031
Stock-based compensation	295,688	—	25,991	473,008	794,687

Adjusted EBITDA	$5,467,873	$(290,140)	$(66,673)	$(2,745,822)	$2,365,238

For the year ended December 31, 2023

	CloudFirst Technologies	CloudFirst Europe Ltd.	Nexxis Inc.	Corporate	Total

Net income (loss)	$2,625,879	$—	$(229,377)	$(2,097,186)	$299,316

Non-GAAP adjustments:
Depreciation and amortization	1,300,237	—	705	652	1,301,594
Interest income	—	—	—	(542,229)	(542,229)
Interest expense	74,502	—	—	—	74,502
Stock-based compensation	162,004	—	17,603	326,598	506,205

Adjusted EBITDA	$4,162,622	$—	$(211,069)	$(2,312,165)	$1,639,388